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                                                                    EXHIBIT 3.3

                             KENSEY NASH CORPORATION

                       SECOND AMENDED AND RESTATED BYLAWS

   (ADOPTED AUGUST 6, 1984 AND RESTATED OCTOBER 23, 1995 AND OCTOBER 30, 2001)


                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office of Kensey Nash Corporation (the "Company") shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Company may from time to time determine or the business of the Company may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Voting Lists. The officer who has charge of the ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list, with respect to each issue to be considered at such meeting, of the stockholders entitled to vote at the meeting on such issue, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.3. Time of Annual Meeting. Annual meetings of all stockholders shall be held on the first Wednesday in December, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at



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which stockholders shall elect directors to hold office for the term provided in
SECTION 3.2 of these Bylaws and conduct such other business as shall be considered.

         Section 2.4. Annual Meeting Agenda Items. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Company who complies with the notice procedures set forth below in the time herein provided. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the secretary of the Company, at the principal executive offices of the Company, not less than 120 nor more than 150 days prior to the first anniversary of the date of the Company's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year, a proposal must be received by the Company within 10 days after the Company has "publicly disclosed" the date of the meeting in the manner provided below. The stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this SECTION 2.4, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

         Section 2.5. Notice of Annual Meetings. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

         Section 2.6. Director Nominations. Only persons who are nominated in accordance with the following procedure shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Company entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this SECTION 2.6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed



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and received by, the secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting; provided, however, that if the Company has not "publicly disclosed" (in the manner provided in the last sentence of SECTION 2.4) the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the secretary of the Company not later than the close of business on the tenth day following the day on which the Company "publicly disclosed" the meeting date. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice
(A) the name and address, as they appear on the Company's books, of such stockholder, and (B) the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedure set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2.7. Special Meetings of the Stockholders. Special meetings of all of the stockholders of the Company may only be called by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of stockholders owning at least fifty percent (50%) of the entire capital stock of the Company issued and outstanding and entitled to vote. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

         Section 2.8. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by the secretary of the Company not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 2.9. Quorum and Adjournments. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Company's Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed by



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the directors for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.10. Fixing of Record Date. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to the other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

         Section 2.11. Vote Required. When a quorum is present at any meeting of all stockholders, the affirmative vote of holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation requires a different vote, in which case such express provision shall govern and control the decision of such question.

         Section 2.12. Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including the election of directors but except where otherwise required by law, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Company may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each



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inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         Section 2.13. The chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

         Section 2.14. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.


                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. General Powers. The business of the Company shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not required by statute, by the Certificate of Incorporation, or by these Bylaws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Company.

         Section 3.2. Election. Directors shall be elected as specified in the Certificate of Incorporation, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified.

         Section 3.3. Removal. Directors may only be removed for cause, except as otherwise provided by law, by the holders of a majority of the shares entitled to vote at an election of directors.

         Section 3.4. Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation of the Company.

         Section 3.5. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware. The first



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meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the chairman, the chief executive officer, the president or the chief financial officer on at least one days' notice to each director, either personally, or by courier, telephone, facsimile, mail or telegram. Special meetings shall be called by the chairman, the chief executive officer, the president or the chief financial officer in like manner and on like notice at the written request of one-half or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

         Section 3.8. Quorum; No Action on Certain Matters. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.9. Resignations. Any director of the Company may resign at any time by giving written notice to the Board of Directors, the chairman, the chief executive officer, the president, the chief financial officer or the secretary of the Company. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.



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         Section 3.10. Informal Action. Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.11. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

         Section 3.12. Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.13. Compensation. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.






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                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

         Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such other items or tasks as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 4.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Company. Each committee may determine the procedural rules for meeting and conducing its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.



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                                    ARTICLE V

                                     NOTICES

         Section 5.1. Manner of Notice. Whenever, under applicable law or the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these Bylaws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Company, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice to directors may also be given by telegram, mailgram, telex or telecopier.

         Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI

                                    OFFICERS

         Section 6.1. Number and Qualifications. The officers of the Company shall be chosen by the Board of Directors and may consist of a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents and a secretary. The Board of Directors may also choose additional co-chairman, a Chairman Emeritus, additional vice-presidents, a treasurer, one or more assistant secretaries and assistant treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office or the Chairman Emeritus position. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 6.2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents (one of whom may be chosen vice-president), and a secretary, and may choose a treasurer, one or more assistant secretaries and assistant treasurers and such other officers as the Board of Directors shall deem desirable.

         Section 6.3. Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.



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         Section 6.4. Salaries. The salaries of all officers and agents of the
Company shall be fixed by the Board of Directors.

         Section 6.5. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

         Section 6.6. The Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The chairman of the board shall perform such duties as may be assigned to him by the Board of Directors.

         Section 6.7. The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the Company and shall, in general, supervise and control all of the business and affairs of the Company, unless otherwise provided by the Board of Directors. He or she shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Company except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Company. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Company and his or her decision as to any matter affecting the Company shall be final and binding as between the officers of the Company subject only to its Board of Directors.

         Section 6.8. The President. Unless another party has been designated as chief operating officer, the president shall be the chief operating officer of the Company responsible for the day-to-day active management of the business of the Company, under the general supervision of the chief executive officer. In the absence of the chief executive officer, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. He or she shall have concurrent power with the chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Company except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Company. In general, he or she shall perform all duties incident to the office of president and such other duties as the chief executive officer or the Board of Directors may from time to time prescribe.

         Section 6.9. The Chief Operating Officer. The Board of Directors shall designate whether the president or some other party shall be the chief operating officer of the Company. If the president has not been designated as chief operating officer, the chief operating officer shall



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

have such duties and responsibilities, under the general supervision of the president, as the president or Board of Directors may from time to time prescribe.

         Section 6.10. The Chief Financial Officer. The chief financial officer shall be the principal accounting and financial officer of the Company. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Company; (b) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

         Section 6.11. The Vice-Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president and then the other vice-president or vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

         Section 6.12. The Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Company and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature.

         Section 6.13. The Treasurer. In the absence of the chief financial officer or in the event of his or her inability or refusal to act, the treasurer shall perform the duties of the chief financial officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief financial officer. The treasurer shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

         Section 6.14. The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of



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the secretary and shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

         Section 6.15. The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

         Section 6.16. Chairman Emeritus. The honorary position of Chairman Emeritus, if there be any, shall be appointed by the Board of Directors in recognition of past service to the Company. Chairman Emeriti have no official capacity, obligation or power to act on behalf or in the interest of the Company and shall not be deemed to be officers or directors of the Company.

                                   ARTICLE VII

               CERTIFICATES OF STOCK, TRANSFERS, AND RECORD DATES

         Section 7.1. Form of Certificates. Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, a vice-president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company, certifying the number of shares owned by him or her in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates for stock of the Company shall be in form as the Board of Directors may from time to time prescribe.

         Section 7.2. Facsimile Signatures. Where a certificate is countersigned
(1) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.



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

         Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnifying against any claim that may be made against the Company or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.4. Transfers of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 7.5. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 8.2. Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.



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         Section 8.3. Fiscal Year. The fiscal year of the Company shall end on the thirtieth (30th) day of June of each year unless otherwise fixed by resolution of the Board of Directors.

         Section 8.4. Seal. The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 8.5. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Company may be represented and voted at any meeting of shareholders of such corporation by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice president, or by any proxy appointed in writing by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice-president of the Company, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Company may be endorsed for sale or transfer in the name of the Company by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice-president or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Company need not stand in the name of the Company, but may be held for the benefit of the Company in the individual name of the chief financial officer or of any other nominee designated for the purpose of the Board of Directors.


                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed or new Bylaws may be adopted only in the manner provided in the Company's Certificate of Incorporation.


                                    ARTICLE X

                              CONFLICT OF INTERESTS

         Section 10.1. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                      (i) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                      (ii) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                      (iii) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Section 10.2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.



















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